EXHIBIT 99.3

[LETTERHEAD OF UBS SECURITIES LLC]

The Board of Directors

Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, Massachusetts 02421

Dear Members of the Board:

We hereby consent to the inclusion of our opinion letter as Annex B to, and to the reference thereto under the captions “SUMMARY — Opinion of Financial Advisors — Indevus” and “THE MERGER — Opinion of Indevus’ Financial Advisor” in, the joint proxy statement/prospectus of Indevus Pharmaceuticals, Inc. (“Indevus”) and Valera Pharmaceuticals, Inc. (“Valera”) relating to the proposed merger transaction involving Indevus and Valera (the “Joint Proxy Statement/Prospectus”), which Joint Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of Indevus. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS SECURITIES LLC
UBS SECURITIES LLC

New York, New York

January 26, 2007